CERTIFICATE OF MERGER
                                      OF
                            BOPPERS HOLDINGS, INC.
                             an Nevada corporation
                                     and
                         PLAINVIEW LABORATORIES, INC.
                            a Nevada corporation


     The undersigned corporations, BOPPERS HOLDINGS, INC., an Nevada corporation ("BOP"), and PLAINVIEW LABORATORIES, INC., a Nevada corporation ("PNL"), do hereby certify:

     1. PNL is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on December 31, 1999.

     2.    BOP  is  a corporation duly organized and validly  existing  under
the   laws   of  the  State  of  Nevada.    Articles  of  Incorporation  were
originally filed on July 15, 1997.

     3. PNL and BOP are parties to a Merger Agreement, pursuant to which PNL will be merged with and into BOP. Upon completion of the merger BOP will be the surviving corporation in the merger and PNL will be dissolved. Pursuant to the Merger Agreement the stockholders of PNL will receive stock in BOP. For purposes of process of service, the address of BOP is 1801 East Tropicana, Suite 9, Las Vegas, NV 89119.

     4. The Articles of Incorporation and Bylaws of BOP as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of August 30, 2000, which sets forth the plan of merger providing for the merger of PNL with and into BOP is on file at the corporate offices of BOP.

     6. A copy of the Merger Agreement will be furnished by BOP on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of PNL at a meeting held August 20, 2000.

     8. PNL has 1,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of PNL held August 15, 2000 all 1,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of BOP at a meeting held August 15, 2000.

    10. BOP has 562,475 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders, of BOP, held on August 15, 2000, representing 97 percent of all the outstanding shares of BOP, 545,600 shares voted in favor of the merger.

    11. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of BOP at a meeting held August 15, 2000.

     12. The manner in which the exchange of issued shares of PNL shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 30th day of August, 2000.


BOPPERS HOLDINGS, INC.                          PLAINVIEW LABORATORIES, INC.
a Nevada corporation                            a Nevada corporation


By /s/ T. J. Jesky                              By /s/ Juliann DeStefano
-----------------------                         ---------------------------
T. J. JESKY,  President                         JULIAN DESTEFANO, President


By /s/ Skyelan Rose                             By /s/ Juliann DeStefano
-----------------------                         ----------------------------
SKYELAN ROSE, Secretary                         JULIANN DESTEFANO, Secretary

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

           On August 30, 2000 before me, a Notary Public, personally appeared
T. J. JESKY who is the President of BOPPERS HOLDINGS, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Ruth S. Kizer
                              ________________________________
                              Notary Public
                              State of Nevada
                              County of Clark
                              Ruth S. Kizer
                              Appt. No. 84-0963-1
                              My Appt. Expires July 10, 2002


STATE OF MARYLAND     )
                      )  SS:
COUNTY OF MONTGOMERY  )

          On August 16, 2000 before me, a Notary Public, personally appeared JULIANN DESTEFNO who is the President and Secretary of PLAINVIEW LABORATORIES, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Mary B. Garrett
                              ________________________________
                              Notary Public - Mary B. Garrett
                              My Commission expires
                              Nov. 1, 2000